UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2008

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On February 26, 2008, Sequiam Corporation, a California corporation (“Sequiam”), announced that effective February 22, 2008, Chris Barrow, Sequiam’s Executive Vice President and Chief Operating Officer was named President and Chief Executive Officer to replace Nicholas VandenBrekel who will remain with the Company as Chief Scientist.  Mr. VandenBrekel resigned from the Board and James C. Stanley was elected Chairman.

     In connection with this change, both Messrs VandenBrekel and Barrow entered into amendments to their employment agreements to reflect their respective change in duties. Copies of the amendments to the employment agreements are attached hereto as Exhibits 10.1 and 10.2.

     Prior to joining the Company, Mr. Barrow served as Executive Vice President of Sales and Business Development for HyperQuality, Inc, located in Seattle, Washington, from 2005 to 2007; served as the Senior Vice President and General Manager for Reliance Corporation of India from 2004 to 2005; and served as Executive Vice President of Sales and Marketing for Webhelp, Inc. in Toronto, Canada, from 1999 to 2004.

     In connection with his appointment as President and Chief Executive Officer, Mr. Barrow entered into an employment agreement with the Company, which has an initial term of three years, with successive one-year renewals, and provides for a base salary of $225,000. Mr. Barrow will be eligible to receive a performance-based bonus that will be based on a formula that has yet to be determined, and may be eligible for a discretionary bonus.  Mr. Barrow will also be eligible to receive stock options (the “Stock Options”) pursuant to the  terms and conditions of the Company’s 2003 Employee Stock Incentive Plan, as amended, and any successor plan thereto (the “Stock Option Plan”). The number of Stock Options and terms and conditions of the Stock Options shall be determined by the committee of the Board appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan.

     Mr. Barrow will be entitled to three months severance pay, plus any accrued base and incentive pay, in the event that he is terminated without cause.  Mr. Barrow will be restricted from competing with the Company during the course of his employment and for a period of two years after his employment has been terminated.

     Other than the employment agreement and the granting of the Stock Options pursuant to the employment agreement, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Barrow had or will have a direct or indirect material interest.  There are no family relationships between Mr. Barrow and any other officer or director of the Company.

      A full text of the press release announcing Mr. Barrow's and Mr. Stanley’s appointment and the resignation and reassignment of Mr. VandenBrekel is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)            Pro Forma Financial Information.

                   Not Applicable

               (c)             Shell Company Transactions.

Not Applicable

(d)           Exhibits.

                   Number                Description

10.1               First Amendment to Second Amended Employment Agreement – Nick VandenBrekel

10.2               First Amendment to Employment Agreement – Chris Barrow

99.1               Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: February 29, 2008
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer